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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): JUNE 21, 2007 (JUNE 20, 2007)

                                MICROISLET, INC.

               (Exact Name of Registrant as Specified in Charter)

           Nevada                                          88-0408274
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(State or Other Jurisdiction of                (IRS Employer Identification No.)
       Incorporation)

                                    001-32202
                            ------------------------
                            (Commission File Number)


   6370 Nancy Ridge Drive, Suite 112                              92121
         San Diego, California                                --------------
----------------------------------------                         Zip Code
(Address of Principal Executive Offices)

                                 (858) 657-0287
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              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 20, 2007, we entered into a securities purchase agreement with selected accredited investors, pursuant to which we agreed to issue and sell 2,575,000 shares of our common stock for cash at a purchase price of $0.40 per share. In connection with this financing, we issued warrants to each investor, which are exercisable, commencing on the one-year anniversary of the closing date until the six-year anniversary of the closing date, for an aggregate of 1,287,500 shares of our common stock at an exercise price of $0.60 per share.

Pursuant to the securities purchase agreement, the purchasers of a majority of the shares have the right to nominate up to four directors to serve on our board of directors. Subject to applicable law and the completion of customary questionnaires by the nominees, four directors of our board - James R. Gavin III, M.D., Ph.D., John J. Hagenbuch, Myron A. Wick III and Bertram E. Walls, M.D. - have agreed to resign in the event the purchasers nominate qualified directors, and we have agreed that the remaining members of our board would appoint the qualified nominees to our board. The purchasers have indicated they will nominate the following four individuals to serve on our board: Ronald Katz, Keith B. Hoffman, Ph.D., Jonathan R. T. Lakey, Ph.D., M.S.M., and Michael J. Andrews.

We offered and sold the shares and warrants without registration under the Securities Act of 1933 to a limited number of accredited investors in reliance upon the exemption provided by Rule 506 of Regulation D thereunder. The shares and warrants may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act. An appropriate legend will be placed on the shares and the warrants issued, and will be placed on the shares issuable upon exercise of the warrants, unless registered under the Securities Act prior to issuance.

In connection with this financing, we entered into a registration rights agreement pursuant to which we have agreed to register for resale the shares of common stock sold in the financing and the shares of common stock issuable upon the exercise of the warrants on the next registration statement we file with the SEC relating to an offering for of any of our equity securities, other than a registration statement relating to equity securities to be issued solely in connection with an acquisition of another entity, in an exchange offer for our securities, or in connection with stock option or other employee benefit plans. If the SEC requires us to omit some of the shares purchased in the financing or upon exercise of the warrants in order for the offering to retain the status of a secondary offering under Rule 415, we are obligated to issue to each holder as liquidated damages a warrant exercisable from and after the date one year after the closing date at an exercise price of $0.60 per share and expiring on the date six years after the closing date, for a number of shares of our common stock equal to 4% of the number of shares held by the holder which were required to be omitted.

The securities purchase agreement, the registration rights agreement and the form of warrant are filed as Exhibits 99.1, 99.2 and 99.3 hereto, respectively, and are incorporated herein by reference. The summary of the transaction set forth above does not purport to be complete and is qualified in its entirety by reference to such exhibits.

This current report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any of these securities. This portion of the report is being filed pursuant to and in accordance with Rule 135c under the Securities Act.
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ITEM 3.02.  UNREGISTERED SALES OF EQUITY SECURITIES.

On June 20, 2007, we entered into a securities purchase agreement with new and existing institutional and other accredited investors, pursuant to which we agreed to issue and sell 2,575,000 shares of our common stock and warrants to purchase an additional 1,287,500 shares of our common stock. For further information about this sale of our equity securities, please see the disclosure set forth under Item 1.01 above.

ITEM 7.01.  REGULATION FD DISCLOSURE.

We issued a press release on June 21, 2007 announcing the private placement financing described in Item 1.01 above. A copy of the press release is attached hereto as Exhibit 99.4.

In accordance with General Instruction B.2 of Form 8-K, the information in this
Item 7.01, including Exhibit 99.4, shall not be deemed "filed" for purposes of
Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

         (d)      Exhibits

         99.1     Securities Purchase Agreement
         99.2     Registration Rights Agreement
         99.3     Form of Warrant
         99.4     Press release





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    June 21, 2007                        MICROISLET, INC.


                                              By: /s/ Kevin A. Hainley
                                                 -------------------------------
                                                 Kevin A. Hainley
                                                 Interim Chief Financial Officer